Exhibit 10.1

FIFTH AMENDMENT
TO LOAN AND SECURITY AGREEMENT
This Fifth Amendment to Loan and Security Agreement (this “Fifth Amendment”) is made this 17th day of September, 2021, by and among HORIZON GLOBAL AMERICAS INC., a Delaware corporation (“Horizon Americas”), CEQUENT TOWING PRODUCTS OF CANADA LTD., a company formed under the laws of the Province of Ontario (“Cequent Canada”; together with Horizon Americas, each a “Borrower” and collectively the “Borrowers”), HORIZON GLOBAL CORPORATION, a Delaware corporation (“Parent”), HORIZON GLOBAL COMPANY LLC, a Delaware limited liability company (“Horizon Global”) CEQUENT ELECTRICAL PRODUCTS DE MÉXICO, S. de R.L. de C.V., a Mexican limited liability company (sociedad de responsabilidad limitada de capital variable) (“Cequent Electrical MX”), CEQUENT SALES COMPANY DE MÉXICO, S. de R.L. de C.V., a Mexican limited liability company (sociedad de responsabilidad limitada de capital variable) (“Cequent Sales MX”, and together with Parent, Horizon Global and Cequent Electrical MX, each a “Guarantor” and collectively the “Guarantors”; the Borrowers and Guarantors are referred to herein as, collectively, jointly and severally, the “Loan Parties” and each a “Loan Party”), the Lenders party hereto and ECLIPSE BUSINESS CAPITAL LLC (f/k/a Encina Business Credit, LLC), as agent for the Lenders (in such capacity, the “Agent”).
BACKGROUND
A.The Loan Parties, Lenders and the Agent entered into that certain Loan and Security Agreement dated as of March 13, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) to reflect certain financing arrangements between the parties thereto. The Loan Agreement, as in effect immediately prior to the date hereof, and all other Loan Documents executed in connection therewith prior to the date hereof are collectively referred to as the “Existing Financing Agreements”.
B.The Loan Parties have informed the Agent that the Loan Parties desire to make certain modifications to the Loan Agreement, and, subject to the terms and conditions of this Fifth Amendment, the Lenders and the Agent have agreed to amend certain provisions of the Loan Agreement as set forth herein.
NOW THEREFORE, with the foregoing background hereinafter deemed incorporated by reference herein and made a part hereof, the parties hereto, intending to be legally bound, promise and agree as follows:
1.Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meanings attributed thereto in the Loan Agreement, as amended by this Fifth Amendment.
2.Amendments to Loan Agreement. Subject to the satisfaction (or waiver) of the conditions precedent specified in Section 4 below: (a) the Loan Agreement (including the Annexes attached thereto) is hereby amended in its entirety to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the changed pages to the conformed Loan Agreement attached as Annex I hereto;

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(a)Exhibit H to the Loan Agreement, the Form of Borrowing Base Certificate, is hereby amended be deleting said exhibit in its entirety and replacing it with the corresponding exhibit set forth in Annex II attached hereto; and
(b)References in a Loan Document to “Encina Business Credit, LLC” will be deemed to refer to “Eclipse Business Capital LLC (f/k/a Encina Business Credit, LLC)” and references in a Loan Document to “Encina Business Credit SPV, LLC” will be deemed to refer to “Eclipse Business Capital SPV, LLC (f/k/a Encina Business Credit SPV, LLC)”.
3.Representations and Warranties. Each Loan Party hereby:
(a)after giving effect to this Fifth Amendment, reaffirms all representations and warranties made to the Lenders and the Agent under the Loan Agreement and all of the other Existing Financing Agreements and represents and warrants that after giving effect to this Fifth Amendment and the transactions contemplated hereby all such representations and warranties are true and correct in all material respects (unless otherwise qualified by materiality or the occurrence of a Material Adverse Effect, in which case such representation and warranty is true and correct in all respects) on and as of the date hereof (or, to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties are true and correct as of such earlier date);
(b)as of the date hereof, reaffirms all covenants contained in the Loan Agreement (as amended hereby) and all of the other Existing Financing Agreements and covenants to comply with all such covenants until the Termination Date; and
(c)as of the date hereof, represents and warrants that:
(i)no Default or Event of Default has occurred and is continuing under the Loan Agreement or any of the other Existing Financing Agreements;
(ii)such Loan Party has all requisite power and authority to execute and deliver, and to perform all of its obligations under, this Fifth Amendment;
(iii)the execution, delivery and performance by such Loan Party of this Fifth Amendment have been duly and validly authorized and do not violate such Loan Party's Governing Documents or any law or any material agreement or instrument (including, without limitation, the Term Loan Agreement) or any court order which is binding upon such Loan Party or its property, do not constitute grounds for acceleration of any Indebtedness or obligation under any material agreement or instrument which is binding upon such Loan Party or its property, and do not require the consent of any Person (including, without limitation, the Term Loan Agent);
(iv)this Fifth Amendment has been duly executed and delivered by, and is enforceable against, each of the Loan Parties party hereto, in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, moratorium or other similar laws affecting creditors’ rights generally and by general equitable principles; and
(v)no Loan Party is required to obtain any government approval, consent, or authorization from, or to file any declaration or statement with, any Governmental Authority in connection with or as a condition to the execution, delivery or performance of this Fifth Amendment.
4.Conditions Precedent. This Fifth Amendment shall become effective on the date on which the following conditions have been fulfilled to the satisfaction of the Agent (the “Fifth Amendment Effective Date”):

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(a)each of the following documents shall be duly executed by all parties thereto and delivered to the Agent, in form and substance satisfactory to the Agent, and each such document shall be in full force and effect:
(i)this Fifth Amendment;
(ii)an amended and restated Revolving Note in favor of the Lender; and
(iii)the Amendment Fee Letter.
(b)the Borrowers shall have paid to the Agent all fees due on the Fifth Amendment Effective Date and shall have paid or reimbursed Agent for all of Agent's costs, charges and expenses incurred through the Fifth Amendment Effective Date for which invoices have been presented to the Loan Parties prior to the date hereof payable to the extent required by Section 15.7 of the Loan Agreement (including, without limitation, reasonable and documented attorneys’ fees and expenses incurred in connection with the preparation, negotiation and execution of this Fifth Amendment and the documents provided for herein or related hereto); and
(c)after giving effect to this Fifth Amendment, all representations and warranties contained in Section 3 above shall be true and correct in all respects.
5.Further Assurances. Each Loan Party hereby agrees to take all such actions and to execute and/or deliver to the Agent all such documents, assignments, financing statements and other documents, as the Agent may reasonably require from time to time, to effectuate and implement the purposes of this Fifth Amendment.
6.Reaffirmation of Loan Documents; No Novation. Each Loan Party, as debtor, grantor, pledgor, guarantor, assignor, or in other any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party or guarantor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed any Obligations, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such security interests and liens hereafter secure all of such Obligations as amended hereby. Each Loan Party hereby consents to this Fifth Amendment and acknowledges that each of the Loan Documents remains in full force and effect and is hereby ratified and reaffirmed. The execution of this Fifth Amendment shall not serve to effect a novation of any Indebtedness under the Loan Documents or any other Obligations.
7.No Modification. Except as expressly set forth herein, nothing contained in this Fifth Amendment shall be deemed to constitute a waiver of compliance with any term or condition contained in the Loan Agreement or any other Loan Document or constitute a course of conduct or dealing among the parties. Except as expressly stated herein, the Agent reserves all rights, privileges and remedies under the Loan Documents. Except as amended or consented to hereby, the Loan Agreement and other Loan Documents remain unmodified and in full force and effect. All references in the Loan Documents to the Loan Agreement shall be deemed to be references to the Loan Agreement as modified hereby.
8.Release of Claims. In consideration of the Agent’s and Lenders’ agreements contained in this Fifth Amendment, each Loan Party hereby irrevocably releases and forever discharges the Agent, Lenders and their respective affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations or proceedings, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Loan Party ever had or now has against the Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of the Agent or any other Released Person relating to the Loan Agreement or any other Loan Document on or prior to the date hereof.

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9.Miscellaneous.
(a)Headings; Construction. Section and subsection headings are used in this Fifth Amendment only for convenience and do not affect the meanings of the provisions that they precede.
(b)Modifications. No modification hereof or of any agreement referred to herein shall be binding or enforceable unless in writing and signed on behalf of the party against whom enforcement is sought.
(c)Governing Law; Loan Document. THIS FIFTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED THEREIN WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. FURTHER, THE LAW OF THE STATE OF NEW YORK SHALL APPLY TO ALL DISPUTES OR CONTROVERSIES ARISING OUT OF OR CONNECTED TO OR WITH THIS Fifth AMENDMENT WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES. This Fifth Amendment is a Loan Document and is subject to and has the benefit of all the provisions in the Loan Agreement applicable to Loan Documents.
(d)Counterparts; Fax/Email Signatures. This Fifth Amendment may be executed in any number of counterparts, all of which shall constitute one and the same agreement. This Fifth Amendment may be executed by signatures delivered by facsimile or electronic mail, each of which shall be fully binding on the signing party.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Fifth Amendment to be executed and delivered by their duly authorized officers as of the date first above written.

HORIZON GLOBAL AMERICAS INC.,
as a Borrower

By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Vice President and Secretary
CEQUENT TOWING PRODUCTS OF CANADA LTD., as a Borrower
By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Vice President and Secretary
HORIZON GLOBAL CORPORATION,
as a Guarantor
By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Vice President and Secretary
HORIZON GLOBAL COMPANY LLC,
as a Guarantor
By: /s/ Jay Goldbaum
Name: Jay Goldbaum
Title: Vice President and Secretary

CEQUENT ELECTRICAL PRODUCTS DE MÉXICO, S. DE R.L. DE C.V., as a Guarantor
By: /s/ Jay Goldbaum
Name:     Jay Goldbaum
Title:     Legal Representative
CEQUENT SALES COMPANY DE MÉXICO, S. DE R.L. DE C.V., as a Guarantor
By: /s/ Jay Goldbaum
Name:     Jay Goldbaum
Title:     Legal Representative
[Signature Page to Fifth Amendment to Loan and Security Agreement]

ECLIPSE BUSINESS CAPITAL, LLC, as Agent
By: /s/ Brian Hynds
Name:    Brian Hynds
Title:    Authorized Signatory
ECLIPSE BUSINESS CAPITAL SPV, LLC,
as a Lender

By: /s/ Brian Hynds
Name:    Brian Hynds
Title:    Authorized Signatory

[Signature Page to Fifth Amendment to Loan and Security Agreement]

Annex I
Conformed Loan Agreement
(changed pages only)
See attached.

Conformed through ~~Fourth~~Fifth Amendment - Final

LOAN AND SECURITY AGREEMENT

Dated as of March 13, 2020 by and among
HORIZON GLOBAL AMERICAS INC. AND
CEQUENT TOWING PRODUCTS OF CANADA, LTD.,
any other Borrower party hereto from time to time, as Borrowers,

HORIZON GLOBAL CORPORATION AND HORIZON GLOBAL COMPANY LLC
any other Guarantor party hereto from time to time, as Guarantors,

any other Loan Party party hereto from time to time, as Loan Parties,

the Lenders from time to time party hereto, and
~~ENCINA~~ECLIPSE BUSINESS ~~CREDIT,~~CAPITAL LLC,
as Agent

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Loan and Security Agreement

This Loan and Security Agreement (as it may be amended, restated, supplemented or otherwise modified from time to time, this "Agreement") is entered into on March 13, 2020, by and among HORIZON GLOBAL AMERICAS INC., a Delaware corporation (“Horizon Americas”), CEQUENT TOWING PRODUCTS OF CANADA, LTD., a company formed under the laws of the Province of Ontario ("Cequent Canada"; together with Horizon Americas, each a "Borrower" and together with any other Borrower party hereto from time to time, collectively the "Borrowers"), HORIZON GLOBAL CORPORATION, a Delaware corporation (“Parent”), HORIZON GLOBAL COMPANY LLC, a Delaware limited liability company (“Horizon Global”) CEQUENT ELECTRICAL PRODUCTS DE MÉXICO, S. DE R.L. DE C.V., a Mexican limited liability company (sociedad de responsabilidad limitada de capital variable) (“Cequent Electrical MX”), CEQUENT SALES COMPANY DE MÉXICO, S. DE R.L. DE C.V., a Mexican limited liability company (sociedad de responsabilidad limitada de capital variable) (“Cequent Sales MX”, and together with Parent, Horizon Global and Cequent Electrical MX, each a “Guarantor” and together with any other Guarantor party hereto from time to time, collectively the “Guarantors”) and together with any other Loan Party party hereto from time to time, as Loan Parties (as defined herein), the Lenders party hereto from time to time and ~~ENCINA~~ ECLIPSE BUSINESS ~~CREDIT~~CAPITAL LLC (f/k/a Encina Business Credit, LLC), as agent for the Lenders (in such capacity, "Agent"). The Annexes, Exhibits and Schedules to this Agreement, as well as the Perfection Certificate attached to this Agreement, are an integral part of this Agreement and are incorporated herein by reference.

1.DEFINITIONS.

1.1        Certain Defined Terms.

Unless otherwise defined herein, the following terms are used herein as defined in the UCC from time to time: Accounts, Account Debtor, As-Extracted Collateral, Certificated Security, Chattel Paper, Commercial Tort Claims, Debtor, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Farm Products, Financing Statement, Fixtures, General Intangibles, Goods, Health-Care-Insurance Receivables, Instruments, Inventory, Letter-of-Credit Rights, Money, Payment Intangible, Proceeds, Secured Party, Securities Accounts, Security Agreement, Supporting Obligations and Tangible Chattel Paper; provided, however, that (a) as such terms relate to any Collateral of any Canadian Borrower, such terms shall refer to such Collateral as defined in the PPSA, to the extent applicable and (b) as such terms relate to any such Collateral encumbered by or to be encumbered by a Mexican Security Document, such terms shall have the meanings assigned to them in such Mexican Security Document, to the extent applicable.

As used in this Agreement, the following terms have the following meanings:

“ABL Priority Collateral” means as defined in the Intercreditor Agreement (it being understood and agreed that any time the Term Loan Debt is not in effect, the term “ABL Priority Collateral” shall mean all Collateral).

"ABLSoft" means the electronic and/or internet-based system approved by Agent for the purpose of making notices, requests, deliveries, communications and for the other purposes contemplated in this Agreement or otherwise approved by Agent, whether such system is owned, operated or hosted by Agent, any of its Affiliates or any other Person.

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communication, information, document or other material that Agent specifically instructs a Person to deliver in physical form.

"Approved Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business, in each case that is administered, managed, advised or underwritten by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

"Assignee" has the meaning set forth in Section 15.9(a).

"Assignment and Assumption" means an assignment and assumption agreement substantially in the form of Exhibit G.

"Assignment of Claims Act", means the Assignment of Claims Act of 1940, as amended, currently codified at 31 U.S.C. 3727 and 41 U.S.C. 6305, and includes the prior historically referenced Federal Anti-Claims Act (31 U.S.C. 3727) and the Federal Anti-Assignment Act (41
U.S.C. 6305).
"Authorized Officer" means, as to any Loan Party, the principal executive officer, principal financial officer or the principal accounting officer.

“Availability Amount” means, as of any date of determination, an amount equal to the lesser of (i) the Maximum Revolving Facility Amount and (ii) the Borrowing Base.

"Availability Block" means the amount set forth in Section 1(f) of Annex I hereto.

"Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. § 101 et seq.).
"Base Rate" means, for any day, the greatest of (a) the Federal Funds Rate plus %, (b) the LIBOR Rate (which rate shall be calculated based upon a one (1) month period and shall be determined on a daily basis), (c) one percent (1.0%), and (d) the rate of interest announced, from time to time, within Wells Fargo Bank, N.A. at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo Bank, N.A.’s base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publications as Wells Fargo Bank, N.A. may designate (or, if such rate ceases to be so published, as quoted from such other generally available and recognizable source as Agent may select).

"Base Rate Loan" means any Loan which bears interest at or by reference to the Base Rate.
“Benchmark” means, initially, USD LIBOR; provided that if a Benchmark Transition Event, a Term SOFR Transition Event, or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.6(e).
“Benchmark Replacement” means,

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(a)with respect to any Benchmark Transition Event or Early Opt-in Election, the first alternative set forth in the order below that can be determined by Agent for the applicable Benchmark Replacement Date:
(i)the sum of: (A) Term SOFR and (B) the related Benchmark Replacement Adjustment;
(ii)the sum of: (A) SOFR Average and (B) the related Benchmark Replacement Adjustment;
(iii)the sum of: (A) the alternate benchmark rate that has been selected by Agent and Borrower Representative as the replacement for the then-current Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (B) the related Benchmark Replacement Adjustment; or

(b)with respect to any Term SOFR Transition Event, the sum of (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment;
provided, that, (x) in the case of clause (a)(i), if Agent decides that Term SOFR is not administratively feasible for Agent, then Term SOFR will be deemed unable to be determined for purposes of this definition and (y) in the case of clause (a)(i) or clause (b) of this definition, the applicable Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by Agent in its Permitted Discretion. If the Benchmark Replacement as determined pursuant to clause (a)(i), (a)(ii) or (a)(iii) or clause (b) of this definition would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of the Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any setting of such Unadjusted Benchmark Replacement:

(a)for purposes of clauses (a)(i), (a)(ii), and (b) of the definition of “Benchmark Replacement,” an amount equal to 0.11448% (11.448 basis points), and

(b)for purposes of clause (a)(iii) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by Agent and Borrower Representative giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.
“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to

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the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment notices, length of lookback periods, and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of the Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof);
(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;
(c)in the case of a Term SOFR Transition Event, the date that is thirty (30) days after Agent has provided the Term SOFR Notice to the Lenders and Borrower pursuant to Section 3.6(e)(i) (B); or
(d)in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as Agent has not received, by 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof);
(b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority

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with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof); or

(c)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) is no longer representative.

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (a) or (b) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.6(e) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.6(e).

"Blocked Account" has the meaning set forth in Section 6.1.

"Borrower" and "Borrowers" has the meaning set forth in the preamble to this
Agreement.

“Borrower Representative” means Horizon Americas, in such capacity pursuant to the provisions of Section 2.9, or any permitted successor Borrower Representative selected by Borrowers and approved by Agent.

"Borrowing Base" means, as of any date of determination, the Dollar Equivalent Amount as of such date of determination of the sum of the following:

(a)the aggregate amount of Eligible Accounts of Non-Investment Grade Account Debtors multiplied by the applicable Accounts Advance Rate, plus
(b)the aggregate amount of Eligible Accounts of Investment Grade Account Debtors multiplied by the applicable Accounts Advance Rate, plus
(c)the lesser of:

(i)the aggregate of:

(A)the lower of (i) the aggregate amount of Eligible Inventory (excluding Eligible Mexican Inventory and excluding Eligible In-Transit Inventory), valued at the lower of cost and net realizable value (determined on a FIFO basis), multiplied by the applicable Inventory Advance Rate(s) and (ii) NOLV of Eligible Inventory (excluding Eligible Mexican Inventory and excluding Eligible In-Transit Inventory) multiplied by the applicable Inventory Advance Rate(s), plus
(B)the lesser of

(1)the lower of (i) the aggregate amount of Eligible Mexican Inventory, valued at the lower of cost and net realizable value (determined on a FIFO basis), multiplied by the applicable Inventory Advance

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"Dollar Equivalent Amount" means, at any time, (a) as to any amount denominated in Dollars, the amount hereof at such time, and (b) as to any amount denominated in a currency other than Dollars, the equivalent amount in Dollars as determined by Agent at such time that such amount could be converted into Dollars by Agent according to prevailing exchange rates selected by Agent.

"Dollars" or "$" means United States Dollars.

“Dominion Threshold Amount” mean, at any time of determination, an amount equal to the greater of: (a) fifteen percent (15%) of the Availability Amount and (b) $10,000,000.

“Dominion Triggering Period” means the period (a) commencing (i) if any report delivered pursuant to Sections I or II of Annex II hereto reflects that Excess Availability is less than the Dominion Threshold Amount, on the date that is three (3) Business Days thereafter, unless, during such three (3) Business Day period, Excess Availability has been at or above the Dominion Threshold Amount and (ii) at all other times on the date on which Excess Availability is less than the Dominion Threshold Amount for a period of two (2) consecutive Business Days and (b) ending on the date on which (i) no Event of Default exists and (ii) Excess Availability is greater than or equal to the Dominion Threshold Amount for a period of twenty (20) consecutive calendar days.

"E-Signature" means the process of attaching to or logically associating with an Approved Electronic Communication an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Approved Electronic Communication) with the intent to sign, authenticate or accept such Approved Electronic Communication.

“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:

(a)a notification by Agent to (or the request by the Borrower Representative to Agent to notify) each of the other parties hereto that at least five currently outstanding Dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and
(b)the joint election by Agent and Borrower Representative to trigger a fallback from USD LIBOR and the provision by Agent of written notice of such election to the Lenders.

"Early Termination Fee" has the meaning set forth in Section 3.2(e).

"EBITDA" means, for the applicable period, for the Parent and its Subsidiaries, solely to the extent included in the “North American” and “Corporate” portions of Parent’s consolidated financial statements (“EBITDA Parties”) on a consolidated basis, the sum of (a) Net Income, plus (b) Interest Expense deducted in the calculation of such Net Income, plus (c) taxes on income, whether paid, payable or accrued, deducted in the calculation of such Net Income, plus (d) depreciation expense deducted in the calculation of such Net Income, plus (e) amortization expense deducted in the calculation of such Net Income, plus (f) any other non-cash charges that have been deducted in the calculation of such Net Income, plus (g) any cash transfers by any Subsidiary of Parent that is not a Loan Party to any Loan Party plus (h) [reserved], plus (i) interest-equivalent costs associated with any Specified Vendor Receivables Financing for such period, whether accounted for as interest expense or loss on the sale of receivables, plus (j) all losses during such period that relate to the retirement of Indebtedness, plus (k) fees, costs and expenses in connection with the transactions contemplated by

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this Agreement and any other financing transaction consummated during such period, plus (l) fees and expenses in connection with the issuance or offering of Equity Interests or any Indebtedness (in each case, whether or not consummated); provided that the aggregate amount added to EBITDA pursuant to this clause (l), together with clauses (m), (o) and (q) shall not exceed $8,000,000 for all periods, plus (m) costs and expenses of professional fees of the Borrowers or of any Agent or Lender to the extent the Borrowers are required to reimburse such Agent or Lender therefor); provided that the aggregate amount added to EBITDA pursuant to this clause (m), together with clauses (l), (o) and (q) shall not exceed $8,000,000 for all periods, plus (n) unusual or nonrecurring expenses or costs, including restructuring, moving and severance expense, provided that the aggregate amount added to EBITDA pursuant to this clause (n) shall not exceed $10,000,000 in any four Fiscal Quarter period, plus (o) fees, costs and expenses incurred in connection with any proposed asset sale (whether or not consummated); provided that the aggregate amount added to EBITDA pursuant to this clause (o), together with clauses (l), (m) and (q) shall not exceed $8,000,000 for all periods, plus (p) non-cash losses on asset sales; and plus (q) any fees, costs and expenses in connection with the maintenance and/or forgiveness of the PPP Loan, provided that the aggregate amount added to EBITDA pursuant to this clause (q), together with clauses (l), (m) and (o) shall not exceed $8,000,000 for all periods. For purposes of calculating EBITDA, pro forma effect shall be given to any Significant Transaction. Any such pro forma calculations may include operating and other expense reductions and other adjustments for such period resulting from any sale, transfer, lease or other disposition of assets that is being given pro forma effect to the extent that such operating and other expense reductions and other adjustments would be permitted pursuant to Article XI of Regulation S-X under the Securities Act of 1933 (“Regulation S-X”) minus (h) any other non-cash gains that have been added in the calculation of such Net Income.

"Eclipse" means Eclipse Business Capital LLC, a Delaware limited liability company.

"Eligible Account" means, at any time of determination and subject to the criteria below, an Account of a Borrower, which was generated and billed by a Borrower in the Ordinary Course of Business, and which Agent, in its Permitted Discretion, shall not deem not to be an Eligible Account. The net amount of an Eligible Account at any time shall be the face amount of such Eligible Account as originally billed minus all customer deposits, unapplied cash collections and other Proceeds of such Account received from or on behalf of the Account Debtor thereunder as of such date and any and all returns, rebates, discounts (which may, at Agent's option, be calculated on shortest terms), credits, allowances or excise taxes of any nature at any time issued, owing, claimed by Account Debtors, granted, outstanding or payable in connection with such Account at such time. Without limiting the generality of the foregoing, the following Accounts shall not be Eligible Accounts:

(i) the Account Debtor or any of its Affiliates is a Loan Party or an Affiliate of any Loan Party;
(ii) (A) for Account Debtors other than Specified Account Debtors it remains unpaid longer than the earlier to occur of (1) the number of days after the original invoice date set forth in Section 4(a) of Annex I or (2) the number of days after the original invoice due date set forth in Section 4(c) of Annex I or (B) for Specified Account Debtors it remains unpaid longer than the earlier to occur of (1) the number of days after the original invoice date set forth in Section 4(b) of Annex I or (2) the number of days after the original invoice due date set forth in Section 4(c) of Annex I;

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(xxvi)it does not conform in all respects to any covenants, warranties and representations set forth in this Agreement and each other Loan Document;
(xxvii)it is not at all times subject to Agent's duly perfected, first priority security interest and no other Lien (other than a Permitted Lien specified in clause (l) of the definition thereof that is not prior to the Lien of Agent);
(xxviii)it is purchased or manufactured pursuant to a license agreement that is not assignable to each of Agent and its transferees;
(xxix)it is situated at a Collateral location not listed in Schedule 3 of the Perfection Certificate or other location of which Agent has been notified as required by Section 7.8 (or it is in-transit other than in transit between a Borrower’s facilities);
(xxx)it is located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Reserve has been established by Agent;
(xxxi)it is located outside of the continental United States or Canada; or
(xxxii)is not reflected in the details of a current perpetual inventory report.

"Eligible Mexican Inventory" means Inventory owned by Horizon Americas and located in Mexico at the Maquiladora Location that would be Eligible Inventory if (a) it were not located outside of the continental United States or Canada and (b) from the Closing Date through the date that is ninety (90) days following the Closing Date, it is not subject to Agent's duly perfected, first priority security interest, but Borrower Representative is working in good faith with Agent to cause Agent’s security interest in such Inventory to become properly perfected.

~~"Encina" means Encina Business Credit, LLC, a Delaware limited liability company.~~

"Enforcement Action" means any action to enforce any Obligations or Loan
Documents or to exercise any rights or remedies relating to any Collateral, whether by judicial action, self-help, notification of Account Debtors, setoff or recoupment, credit bid, deed in lieu of foreclosure, action in any proceeding seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, concurso mercantil, insolvency or other similar applicable law or otherwise.

“Equity Interest” shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person or any warrants, options or other rights to acquire such interests.

"ERISA" means the Employee Retirement Income Security Act of 1974 and all rules, regulations and orders promulgated thereunder.

"ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with a Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code and Section 302 of ERISA).

"ERISA Event" means: (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of

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more onerous to comply with) and any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCA” has the meaning assigned thereto in Section 1.6.

“Fee Letter” means that certain fee letter, dated the Closing Date, among the Borrowers and the Agent, as amended, restated, supplemented or otherwise modified from time to time.

“Fifth Amendment Effective Date” means September 17, 2021.

"FIRREA" means the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended.

"Fiscal Year" means the fiscal year of Borrowers which ends on December 31 of each year.

"Fixed Charge Coverage Ratio" means, for the period in question, the ratio of (a)
EBITDA minus unfinanced Capital Expenditures of the Financial Covenant Parties on a consolidated basis for such period, to (b) Fixed Charges for such period.

"Fixed Charges" means, for the period in question, on a consolidated basis, the sum of (a) all principal payments scheduled to be made during or with respect to such period in cash in respect of Indebtedness of the Financial Covenant Parties, plus (b) all Interest Expense of the Financial Covenant Parties for such period paid in cash attributable to such period, plus (c) all taxes of the Financial Covenant Parties paid in cash for such period and plus (d) all cash distributions (including Permitted Tax Distributions, if applicable), dividends, redemptions and other cash payments made with respect to equity securities or subordinated debt issued by the Financial Covenant Parties, minus (e) all cash investments made in cash by any Loan Party to any Subsidiary of Parent that is not a Loan Party to the extent permitted under clauses (b) and (c) of the definition of Permitted Investment.

“Floor” means 1.00%.

"Foreign Subsidiary" means any Subsidiary that is not a Loan Party organized or incorporated under the laws of a jurisdiction of the United States, any State thereof, or the District of Columbia or Canada.
"FRB" means the Board of Governors of the Federal Reserve System or any successor thereto.
"Funding Account" has the meaning set forth in Section 2.3(b).
"GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession) which are applicable to the circumstances as of the date of determination, in each case consistently applied.

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"Governing Documents" means, with respect to any Person, the certificate of incorporation, articles of incorporation, certificate of formation, certificate of limited partnership, by-laws, operating agreement, limited liability company agreement, limited partnership agreement or other similar governance document of such Person.

"Governmental Authority" means the government of the United States of America, Canada, Mexico or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and having jurisdiction over this account.

“Guarantor” and “Guarantors” has the meaning set forth in the preamble to this Agreement.
"Guaranty" or "Guaranteed", as applied to any Indebtedness, liability or other obligation, means (a) a guaranty, directly or indirectly, in any manner, including by way of endorsement (other than endorsements of negotiable instruments for collection in the Ordinary Course of Business), of any part or all of such Indebtedness, liability or obligation and (b) an agreement, contingent or otherwise, and whether or not constituting a guaranty, assuring, or intended to assure, the payment or performance (or payment of damages in the event of non-performance) of any part or all of such Indebtedness, liability or obligation by any means (including the purchase of securities or obligations, the purchase or sale of property or services or the supplying of funds).

“Guarantor Payment” has the meaning set forth in Section 2.12(f)(i).

“Hedging Agreement” any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

“Horizon Americas” has the meaning set forth in the preamble to this Agreement.
“Horizon Global” has the meaning set forth in the preamble to this Agreement.
“IBA” has the meaning assigned thereto in Section 1.6.
"Indebtedness" means of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business and not more than ninety (90) days past due), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capitalized Lease obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) solely for purposes of Section 8.04 hereof, any and all payment obligations of such Person under or Guarantee by such Person with respect to any Hedging Agreement. The Indebtedness of any Person shall include the Indebtedness of any other

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such Person that ceases to be a Lender hereunder pursuant to an Assignment and Assumption. Unless the context expressly provides otherwise, "Lender" shall include the Swingline Lender.

"Letter of Credit" has the meaning set forth in Section 2.1(a).

"Letter of Credit Balance" means the sum of (a) the aggregate undrawn face amount of all outstanding Letters of Credit and (b) all interest, fees and costs due in connection therewith.

"Letter of Credit Limit" means the amount set forth in Section 1(c) of Annex I.

"LIBOR Loan" means any Loan which bears interest at a rate determined by reference to the LIBOR Rate.

"LIBOR Rate" means, for any calendar month, the rate (expressed as a percentage per annum and rounded upward, if necessary, to the next nearest 1/100 of 1%) that is the greater of (a) the Floor or (b) the rate per annum, as published by ICE Benchmark Administration Limited (or any successor page or other commercially available source as Agent may designate from time to time), for ~~deposits in~~ Dollars, for a one-month period~~, that appears on Bloomberg Screen US0001M (or the successor thereto) as the London interbank offered rate for deposits in Dollars as~~ as of 11:00 a.m., London time, ~~as of~~ two Business Days prior to the ~~first day~~commencement of such calendar month (and, ~~in no event shall the LIBOR Rate~~ if any such published rate is below zero, then the rate determined pursuant to this clause (b) shall be ~~less than 1.00%), which~~ deemed to be zero). Each determination of the LIBOR Rate shall be made by Agent and shall be conclusive in the absence of manifest error. For the sake of clarity, the LIBOR Rate shall be adjusted monthly on the first day of each month.

"Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, easement, lien (statutory or other), security interest or other security arrangement and any other preference, priority, or preferential arrangement in the nature of a security interest of any kind or nature whatsoever, including any conditional sale contract or other title-retention agreement, the interest of a lessor under a Capitalized Lease and any synthetic or other financing lease having substantially the same economic effect as any of the foregoing.

“Lien Waiver” means documents in substantially the form provided by Agent to Borrower Representative prior to the Closing Date and each other landlord waiver, bailee letter, or acknowledgement agreement of any lessor, mortgagee, warehouseman, processor, shipper, customs broker, freight forwarder, repairman, mechanic, bailee, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in any Obligor’s books and records, Equipment, or Inventory, in each case, in form and substance reasonably satisfactory to Agent.

"Loan Account" has the meaning set forth in Section 3.4.

"Loan Documents" means, collectively, this Agreement (including the Perfection Certificate(s) and all other attachments, annexes and exhibits hereto) and all notes, guaranties, security agreements, mortgages, Borrowing Base Certificates, Compliance Certificates, other certificates, pledge agreements, landlord's agreements, Lock Box and Blocked Account agreements, the Canadian Security Documents, the Mexican Security Documents, the Intercreditor Agreement, the Subordinated Debt Subordination Agreement, the Fee Letter, and all other agreements, documents and instruments now or hereafter executed or delivered by any Borrower or any Loan Party in connection with, or to evidence the transactions contemplated by, this Agreement.

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“PPP Waiver” means the Limited Waiver and Consent to Loan and Security Agreement, dated as of May 15, 2020, and effective as of April 18, 2020, among the Loan Parties and the Agent.

"PPSA" means, the Personal Property Security Act (Ontario), as amended from time to time (or any successor statute) and the regulations thereunder; provided, however if validity, perfection and effect of perfection and non-perfection and opposability of Agent’s security interest in and Lien on any Collateral located in Canada (or any province thereof) are governed by the personal property security laws of any jurisdiction other than Ontario, PPSA shall mean those personal property security laws (including the Civil Code) in such other jurisdiction for the purposes of the provisions hereof relating to such validity, perfection and effect of perfection and non-perfection and for the definitions related to such provisions, as from time to time in effect.

“Pro Rata Share" means with respect to all matters relating to any Lender the percentage obtained by dividing (i) the Commitment of that Lender by (ii) the aggregate Commitments of all Lenders, in each case as any such percentages may be adjusted by assignments pursuant to an Assignment and Assumption.

"Protective Advances" has the meaning set forth in Section 2.2(a).

"Recipient" means any Agent, any Lender, any Participant, or any other recipient of any payment to be made by or on account of any Obligation of any Loan Party under this Agreement or any other Loan Document, as applicable.

“Reference Time” with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two (2) London Banking Days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by Agent in its Permitted Discretion.

"Register" has the meaning set forth in Section 15.9(c).
"Released Parties" has the meaning set forth in Section 10.1.
“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Relevant Percentage” has the meaning set forth in Section 12.10.

"Replacement Lender" has the meaning set forth in Section 3(c).

“Rent and Charges Reserve” means the aggregate of (a) all past due rent and other amounts owing by a. Borrower to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any ABL Priority Collateral or could assert a Lien on any ABL Priority Collateral; and (b) a reserve at least equal to two months’ rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.

"Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty-day notice period has been waived.

“Required Conditions” means, on any applicable date of determination with respect to any proposed transaction(s) as to which satisfaction of such Required Conditions is a requirement

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under this Agreement: (i) no Event of Default shall exist or shall have occurred and be continuing on such date, or would occur after giving effect to or as a result of such proposed transaction(s), and (ii) each of the following shall be satisfied: (A) Borrowers’ Excess Availability for the 30 days preceding such transaction or payment and on the proposed date of such proposed transaction or payment shall be greater than ten percent (10%) of the Maximum Revolving Facility Amount as in effect on the proposed date of such proposed transactions, and (B) the Fixed Charge Coverage Ratio of the Borrowers (as evidenced by a pro forma Compliance Certificate delivered to Agent) is greater than or equal to 1.10 to 1.00 for the trailing twelve month fiscal measurement period ended as of the last day of the most recently completed fiscal quarter for which financial statements have been delivered to Agent as required by Section 7.15(b)(ii) both (x) on an actual basis and (y) on a pro-forma basis for the same fiscal measurement period after giving effect to such proposed transactions(s) (including payment of any applicable fees (including fees payable hereunder), costs, and expenses) and to the funding of any Revolving Loans to be requested to fund any part of such proposed transaction(s) (including any such fees, costs, and expenses).

"Required Lenders" means at any time Lenders (other than Defaulting Lenders) then holding at least fifty-one (51%) percent of the sum of the aggregate Loan Commitment then in effect; provided, that if there are two or more Lenders, then Required Lenders shall include at least two Lenders (Lenders that are Affiliates or Approved Funds of one another being considered as one Lender for purposes of this proviso).

“Rescindable Amount” means, any such payment Agent makes for the account of the Lenders as to which Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies: (1) the Borrowers have not in fact made such underlying payment; (2) Agent has made a payment in excess of the amount so paid by the Borrowers (whether or not then owed); or (3) Agent has for any reason otherwise erroneously made such payment.

"Reserves" has the meaning set forth in Section 2.1(b).

"Restricted Accounts" means Deposit Accounts (a) established and used (and at all times will be used) solely for the purpose of paying current payroll obligations of Loan Parties (and which do not (and will not at any time) contain any deposits other than those necessary to fund current payroll), in each case in the Ordinary Course of Business, (b) established and used solely for the purpose of holding proceeds of the PPP Loan (as defined in the PPP Waiver), or (c) maintained (and at all times will be maintained) solely in connection with an employee benefit plan, but solely to the extent that all funds on deposit therein are solely held for the benefit of, and owned by, employees (and will continue to be so held and owned) pursuant to such plan.

"Restricted Payment" means any payment, dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Parent, any Loan Party or any Subsidiary, or any payment, dividend or other distribution (whether in cash, securities or other property), including any partial or full cash settlement of Convertible Notes, any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in any of Parent, any Loan Party or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in any of Company, any Loan Party or any Subsidiary.

"Revolving Loan Commitment" means (a) as to any Lender, the aggregate commitment of such Lender to make Revolving Loans as set forth in the Commitment Schedule or in the most recent Assignment and Assumption to which it is a party (as adjusted to reflect any assignments as permitted hereunder) and (b) as to all Lenders, the aggregate commitment of all

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Lenders to make Revolving Loans, which aggregate commitment shall be in an amount equal to the Maximum Revolving Facility Amount.

"Revolving Loans" has the meaning set forth in Section 2.1(a).

“RUG” means the Registro Único de Garantías Mobiliarias of Mexico.

"Sanctioned Country" means at any time, a country, region or territory which is itself the subject or target of any Sanctions (including, without limitation, the Crimea region of Ukraine, Cuba, Iran, North Korea, Sudan and Syria).

"Sanctioned Person" means at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the Government of Canada, the United Nations Security Council, the European Union or any European Union member state, (b) any Person operating, organized or resident in a Sanctioned Country or (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b).

"Sanctions" means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State or (b) the Government of Canada, the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

"Scheduled Maturity Date" means the date set forth in Section 6 of Annex I.
"Securities Act" means the Securities of Act of 1933, as amended.
"Settlement" has the meaning set forth in Section 2.4(c).
"Settlement Date" has the meaning set forth in Section 2.4(c).

“SOFR” means, with respect to any Business Day means a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Average” means the compounded average of SOFR over a rolling calendar day period of thirty (30) days published by the Federal Reserve Bank of New York (or a successor administrator of the SOFR Average).

“Specified Account Debtors” means Advance Auto Parts, Affinia, AutoZone, Inc., AutoZone (MX), Carquest, Lowes Companies, Ozark Purchasing LLC, Pep Boys and Wal-Mart (and each of their respective Affiliates).

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“Specified Vendor Receivables Financing” the sale by the Parent and certain Subsidiaries of accounts receivable to one or more financial institutions pursuant to third-party financing agreements in transactions constituting “true sales” pursuant to agreements listed in the Perfection Certificate on the Closing Date.

"Stated Rate" has the meaning set forth in Section 3.5.

"Subordinated Debt" means Indebtedness incurred by a Loan Party that is expressly subordinate and junior in right of payment to the payment in full of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) satisfactory to Agent.

"Subordinated Debt Documents" means any notes, loan agreements or other documents governing Subordinated Debt.

"Subordinated Debt Subordination Agreement" means any subordination agreement entered into by a holder of Subordinated Debt in favor of Agent and Lenders.

"Subsidiary" means any corporation or other entity of which a Person owns, directly or indirectly, through one or more intermediaries, more than 50% of the capital stock or other Equity Interest at the time of determination. Unless the context indicates otherwise, references to a Subsidiary shall be deemed to refer to a Subsidiary of Borrower.

"Swingline Lender" means ~~Encina~~Eclipse Business ~~Credit~~Capital SPV, LLC, in its capacity as lender of Swingline Loans hereunder.

"Swingline Loans" has the meaning set forth in Section 2.4(a).

"Taxes" means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

"Termination Date" means the date on which all of the Obligations have been paid in full in cash and all of Agent and Lenders' lending commitments under this Agreement and under each of the other Loan Documents have been terminated.

“Term Loan Agent” means Atlantic Park Strategic Capital Fund, L.P., in its capacity as agent for the lenders under the Term Loan Agreement, and its successors and assigns including under any replacement or refinancing with respect thereto.

“Term Loan Agreement” means that certain Credit Agreement dated as of February 2, 2021 among Term Loan Agent, the Term Loan Lenders, the Parent, and the other parties thereto, as amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time pursuant to the terms therein and as permitted by this Agreement and the Intercreditor Agreement.

“Term Loan DDL Proceeds Account” means a segregated DDA account that has been identified in writing to the Agent, and into which only proceeds of the Delayed Draw Term Loans (as defined in the Term Loan Agreement as in effect on February 2, 2021) shall be deposited, and into which no other funds are deposited or held.

“Term Loan Debt” means the Indebtedness and “Obligations” (as defined under the Term Loan Agreement) evidenced by the Term Loan Documents.

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“Term Loan Documents” means collectively (a) the Term Loan Agreement and (b) all other agreements, instruments, documents and certificates executed and delivered to, or in favor of, the Term Loan Agent or the Term Loan Lenders in connection therewith.

“Term Loan Lenders” means the lenders party to the Term Loan Agreement.

“Term Loan Security Documents” means, collectively, the Guarantee and Collateral Agreement (as defined in the Term Loan Agreement), the Mortgages (as defined in the Term Loan Agreement) and all other security documents delivered to the Term Loan Agent granting a Lien on any property of any Person to secure the obligations and liabilities of any Obligor under the Term Loan Agreement or the Guarantee and Collateral Agreement (as defined in the Term Loan Agreement), as such documents may be amended, restated, supplemented, replaced, refinanced or otherwise modified from time to time in accordance with terms therein and this Agreement and the Intercreditor Agreement.

“Term Priority Collateral” means the “Term Priority Collateral”, as defined in the Intercreditor Agreement.

"UCC" means, at any given time, the Uniform Commercial Code as adopted and in effect at such time in the State of New York or other applicable jurisdiction.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“USD LIBOR” means the London interbank offered rate for Dollars with a tenor of one (1) month.

1.2Accounting Terms and Determinations.

Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP consistently applied. If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Loan Document, and either Borrower Representative or Agent shall so request, Required Lenders and Borrower Representative shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrower Representative shall provide to Agent and Lenders financial statements and other documents required under this Agreement and the other Loan Documents which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to any election under Statement of Financial Accounting Standards 159 (Codification of Accounting Standards 825-10) to value any Indebtedness or other liabilities of any Loan Party at "fair value", as defined therein.

Notwithstanding anything to the contrary contained in the paragraph above or the definitions of Capital Expenditures or Capitalized Leases, only those leases (assuming for purposes hereof that such leases were in existence on January 1, 2015) that would have constituted Capitalized Leases or financing leases in conformity with GAAP on January 1, 2015, shall be considered Capitalized Leases or financing leases hereunder, and all calculations and deliverables under this

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“agent” shall be deemed to include a “mandatary”, (k) “construction liens” shall be deemed to include “legal hypothecs”, (l) “joint and several” shall be deemed to include “solidary”, (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”, (n) “beneficial ownership” shall be deemed to include “ownership on behalf of another as mandatary”, (o) “servitude” shall be deemed to include “easement”, (p) “priority” shall be deemed to include “prior claim”, (q) “survey” shall be deemed to include “certificate of location and plan”, (r) “fee simple title” shall be deemed to include “absolute ownership”, and (s) “forclosure” shall be deemed to include the “exercise of a hypothecary right”. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only (except if another language is required under any applicable law) and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en la langue anglaise seulement (sauf si une autre langue est requise en vertu d’une loi applicable).

1.5Interpretation (Mexico). For purposes of any Collateral located in Mexico or subject to any of the Mexican Security Documents (or any other Loan Document) and for all other purposes pursuant to which the interpretation or construction of a Loan Document may be subject to the laws of Mexico or a court or tribunal exercising jurisdiction in Mexico, (a) “Bienes Pignorados” shall be deemed to include the movable assets referred to in each definition under each Mexican Asset Pledge, (b) “security interest”, and “lien” shall be deemed to include a “prenda”, or “grávamen”, and (c) all references to filing, registering or recording under the Ley General de Títulos y Operaciones de Crédito of Mexico shall be deemed to include the RUG. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only (except if another language is required under any applicable law) and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only.
1.6Rates. The interest rate on LIBOR Loans and Base Rate Loans (when determined by reference to clause (b) of the definition of Base Rate) may be determined by reference to the LIBOR Rate, which is derived from the London interbank offered rate. The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market. On March 5, 2021, ICE Benchmark Administration (“IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for the London interbank offered rate for Dollars for: (a) 1-week and 2-month tenor settings will be December 31, 2021 and (b) overnight, 1-month, 3-month, 6-month and 12-month tenor settings will be June 30, 2023. No successor administrator for IBA was identified in such Announcements. As a result, it is possible that immediately after such dates, the London interbank offered rate for such tenors may no longer be available or may no longer be deemed a representative reference rate upon which to determine the interest rate on LIBOR Loans or Base Rate Loans (when determined by reference to clause (b) of the definition of Base Rate). There is no assurance that the dates set forth in the Announcements will not change or that IBA or the FCA will not take further action that could impact the availability, composition or characteristics of any London interbank offered rate. Public and private sector industry initiatives have been and continue, as of the date hereof, to be underway to implement new or alternative reference rates to be used in place of the London interbank offered rate. In the event that the London interbank offered rate or any other then-current Benchmark is no longer available or in certain other circumstances set forth in Section 3.6, such Section 3.6 provides a mechanism for determining an alternative rate of interest. Agent will notify Borrower Representative,

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pursuant to Section 3.6, of any change to the reference rate upon which the interest rate on LIBOR Loans and Base Rate Loans (when determined by reference to clause (b) of the definition of Base Rate) is based. However, Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (i) the administration of, submission of, calculation of or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR Rate” or with respect to any alternative, successor, or replacement rate thereto (including any then-current Benchmark or any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 3.6, will be similar to, or produce the same value or economic equivalence of, the LIBOR Rate or any other Benchmark, or have the same volume or liquidity as did the London interbank offered rate or any other Benchmark prior to its discontinuance or unavailability, or (ii) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to Borrowers and Loan Parties. Agent may select information sources or services in its discretion to ascertain any Benchmark, any component definition thereof or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to any Borrower, Loan Party, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

2.LOANS.

2.1Amount of Loans.

(a)Revolving Loans. Subject to the terms and conditions of this Agreement, each Lender with a Revolving Loan Commitment will severally (and not jointly), from time to time prior to the Maturity Date, at Borrower Representative's request, (i) make revolving loans to Borrowers ("Revolving Loans") and (ii) make letters of credit ("Letters of Credit") available to Borrowers in U.S. Dollars; provided, that after giving effect to each such Revolving Loan and Letter of Credit, the sum of the outstanding balance of all Revolving Loans (plus fees and expenses which are due and payable by Borrowers under this Agreement which have not been paid or charged to the Loan Account) and the Letter of Credit Balance will not exceed the lesser of (x) the Maximum Revolving Facility Amount minus the amount of Reserves established against the Maximum Revolving Facility Amount and (y) the Borrowing Base. All Revolving Loans shall be made in and repayable in Dollar. No Lender shall hold or fund any Loan or Letter of Credit hereunder with “plan assets” as such term is defined by Section 3(42) of ERISA.
(b)Reserves. Agent may, from time to time establish and revise reserves against the Borrowing Base and the Maximum Revolving Facility Amount in such amounts and of such types as Agent deems appropriate in its Permitted Discretion ("Reserves") to reflect (i) Rent and Charges Reserves, (ii) events, conditions, contingencies or risks which affect (A) the Collateral or its value, or the enforceability, perfection or priority of the security interests and other rights of Agent in the Collateral or
(B) the assets or business of any Borrower or any other Loan Party (including the Dilution Reserve), (iii) Agent's good faith concern that any Collateral report or financial information furnished by or on behalf of any Borrower or any other Loan Party to Agent is or may have been incomplete, inaccurate or misleading in any material respect, (iv) any fact or circumstance which Agent determines in its Permitted Discretion constitutes, or could constitute, an Event of Default, (v) past due Taxes which could result in a Lien attaching to any of the Collateral, (vi) as to ABL Priority Collateral subject to the laws of Canada, for

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amounts due and not paid for wages or vacation pay (including amounts protected by the Wage Earner Protection Program Act (Canada)), amounts due and not paid under any legislation relating to workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), amounts currently or past due and not paid for realty, municipal or similar Taxes, all amounts currently or past due and not contributed, remitted or paid to any Canadian Pension Plan or under the Canada Pension Plan or the PBA, and any amounts representing any unfunded liability, solvency deficiency or wind up or (vii) any other events or circumstances which Agent determines in good faith (in consultation with the Borrower) make the establishment or revision of a Reserve prudent. Reserves shall not be established as and to the extent already addressed by “eligibility” or already accounted for in the determination of NOLV or other value. In no event shall the establishment of a Reserve in respect of a particular actual or contingent liability obligate Agent to make advances to pay such liability or otherwise obligate Agent with respect thereto; provided the imposition of any such reserves or change in a reserve after the Closing Date shall not be effective until one (1) Business Day after notice thereof (which shall be in writing) to the Borrower Representative unless (i) an Event of Default has occurred, Agent has provided notice thereof, and such Event of Default is continuing, (ii) the reserve or change in reserve is the result of a Lien (other than a Permitted Lien), senior in priority to Agent’s Lien, attached to any ABL Priority Collateral included in the Borrowing Base and/or (iii) the changes to any such reserve results solely from mathematical calculations of the amount of such reserve in accordance with the methodology of calculation previously utilized (in the case of each of which such reserve or change in reserve shall be effective immediately); provided, further that during any such one (1) Business Day notice period, Lenders shall have no obligations to fund any Loan or cause to be issued any Letter of Credit to the extent that, after giving pro forma effect to the making of such Loan or issuance of such Letter of Credit and to the establishment of any such new reserve or change in such reserve, the Loan Limits would be exceeded. Notwithstanding the foregoing, the Agent agrees it shall not be permitted to implement any Reserve with respect to a Mexican “social reserve”.

(c)Uncommitted Accordion.

(i)(i) Provided no Default or Event of Default then exists, at any time during the period from and after the Closing Date through the second anniversary of the Closing Date, the Borrower Representative may request from time to time (but subject to the conditions set forth in clause (c)(v) below) that the Maximum Revolving Facility Amount be increased by an amount in the aggregate for all such increases of the Maximum Revolving Facility Amount not to exceed the Available Increase Amount (each such increase, an “Increase”); provided, that (i) any such request for an Increase shall be in a minimum amount of $~~5,000,000~~2,500,000, (ii) Borrowers may make a maximum of ~~four~~two (~~4~~2) such requests and (iii) after giving effect thereto, the sum of the total of the Increases does not exceed $~~15,000,000~~5,000,000. At the time of sending such notice, the Borrower Representative (in consultation with the Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).
(ii)The Agent shall notify the Borrower Representative and each Lender of the Lenders’ responses to each request made hereunder.
(iii)Each Lender shall notify the Agent within such time period whether or not it agrees to increase its Revolving Loan Commitment and, if so, whether by an amount equal to, greater than, or less than its Pro Rata Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Revolving Loan Commitment, and no Lender shall be required to so increase its Revolving Loan Commitment hereunder.

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equal to ten percent (10%) of the Maximum Revolving Facility Amount (without giving effect to any Reserves established against the Maximum Revolving Facility Amount) and (ii) after giving effect to any such Protective Advances, the outstanding balance of all Revolving Loans will not exceed the Maximum Revolving Facility Amount.

(b) Notwithstanding any contrary provision of this this Agreement, at the request of Borrower Representative, Agent may in its sole discretion (but with absolutely no obligation), make Revolving Loans to any Borrower, on behalf of the Lenders with a Revolving Loan Commitment, in amounts that exceed Excess Availability (any such excess Revolving Loans are herein referred to herein, collectively, as "Overadvances"); provided, that, no Overadvance shall result in a Default due to any Borrower's failure to comply with Section 2.1(a) for so long as such Overadvance remains outstanding in accordance with the terms of this paragraph, but solely with respect to the amount of such Overadvance. Overadvances may be made even if the conditions precedent set forth in Section 4.2 have not been satisfied. The authority of Agent to make Overadvances is limited to an aggregate amount not to exceed an amount equal to ten percent (10%) of the Maximum Revolving Facility Amount (without giving effect to any Reserves established against the Maximum Revolving Facility Amount) at any time. No Overadvance may remain outstanding for more than thirty (30) days and no Overadvance shall cause any Lender's outstanding balance of Revolving Loans to exceed its Revolving Loan Commitment. Required Lenders may, at any time, revoke Agent's authorization to make Overadvances, provided that any such revocation must be in writing and shall become effective prospectively upon Agent's receipt thereof.
(c) Upon the making of any Protective Advance or Overadvance (whether before or after the occurrence of a Default or Event of Default), each Lender with a Revolving Loan Commitment shall be deemed, without further action by any party hereto, to have unconditionally and irrevocably purchased from Agent, without recourse or warranty, an undivided interest and participation in such Protective Advance or Overadvance, as applicable, in proportion to its Pro Rata Share of the Revolving Loan Commitment. Agent may, at any time, require the applicable Lenders to fund their participations. From and after the date, if any, on which any Lender is required to fund its participation in any Protective Advance or Overadvance, as applicable, purchased hereunder, Agent shall promptly distribute to such Lender, such Lender's Pro Rata Share of all payments of principal and interest and all proceeds of Collateral received by such Agent in respect of such Loan. Each Lender acknowledges and agrees that (i) Agent may elect to fund a Protective Advance or Overadvance through one or more of its Affiliates (including, without limitation, ~~Encina~~Eclipse Business ~~Credit~~Capital SPV, LLC) on behalf of Agent for administrative convenience and (ii) any such funding shall constitute a Protective Advance or Overadvance, as applicable, as if made by Agent subject to the terms and conditions of this Agreement.

2.3Notice of Borrowing; Manner of Revolving Loan Borrowing.

(a)Borrower Representative shall request each Revolving Loan by submitting such request by ABLSoft (or, if requested by Agent, by delivering, in writing or by an Approved Electronic Communication, a Notice of Borrowing substantially in the form of Exhibit A hereto) (each such request a "Notice of Borrowing"). Subject to the terms and conditions of this Agreement, Agent shall, except as provided in Section 2.2, deliver the amount of the Revolving Loan requested in the Notice of Borrowing for credit to any account of Borrower as Borrower Representative may specify at a bank acceptable to Agent (provided, that such account must be one identified on Schedule 5(a) of the Perfection Certificate and approved by Agent as an account to be used for funding of Loan proceeds) (any such account, a "Funding Account") by wire transfer of immediately available funds (i) on the same day if the Notice of Borrowing is received by Agent on or before 10:00 a.m. Central Time on a Business Day or (ii) on the immediately following Business Day if the Notice of Borrowing is received by Agent after 10:00 a.m.

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to Agent in its sole discretion (such other Person being called a "Replacement Lender") to purchase the Loans and Commitments of such Lender and such Lender's rights hereunder, without recourse to or warranty by, or expense to, such Lender, for a purchase price equal to the outstanding principal amount of the Loans payable to such Lender plus any accrued but unpaid interest on such Loans and all accrued but unpaid fees owed to such Lender and any other amounts payable to such Lender under this Agreement, and to assume all the obligations of such Lender hereunder, and, upon such purchase and assumption (pursuant to an Assignment and Assumption), such Lender shall no longer be a party hereto or have any rights hereunder (other than rights with respect to indemnities and similar rights applicable to such Lender prior to the date of such purchase and assumption) and shall be relieved from all obligations to Borrowers hereunder, and the Replacement Lender shall succeed to the rights and obligations of such Lender hereunder; provided, however, that in the case of payments required to be made pursuant to Section 3.10 hereof, such assignment will result in a reduction in such compensation or payments thereafter.

(e)~~LIBOR Discontinuation. Notwithstanding anything contained herein to the contrary, if Agent reasonably determines after the Closing Date that the LIBOR Rate has been discontinued or is no longer available as a benchmark interest rate, Agent shall select a comparable successor rate in its Permitted Discretion (in consultation with the Borrowers), which successor rate shall be applied in a manner consistent with market practice taking into account the benchmark interest rates applicable to funding sources for the Lenders, and will promptly so notify each Lender.~~Benchmark Replacement Setting.

(i)Benchmark Replacement.

(A)Notwithstanding anything to the contrary herein or in any other Loan Document if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a)(i) or (a)(ii) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (a)(iii) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(B)Notwithstanding anything to the contrary herein or in any other Loan Document, if a Term SOFR Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any

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other Loan Document; provided that this clause (B) shall not be effective unless Agent has delivered to the Lenders and the Borrowers a Term SOFR Notice. For the avoidance of doubt, Agent shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may elect or not elect to do so in its sole discretion.

(viii)Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(ix)Notices; Standards for Decisions and Determinations. Agent will promptly notify Borrowers and the Lenders of (1) any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event, or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (2) the implementation of any Benchmark Replacement, (3) the effectiveness of any Benchmark Replacement Conforming Changes, and (4) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.6, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.6.
(x)Benchmark Unavailability Period. Upon Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower Representative may revoke any request for a Borrowing based upon the LIBOR Rate or continuation of LIBOR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Borrower Representative will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of the Base Rate based upon the then-current Benchmark will not be used in any determination of the Base Rate.
(xi)London Interbank Offered Rate Benchmark Transition Event. On March 5, 2021, the IBA, the administrator of the London interbank offered rate, and the FCA, the regulatory supervisor of the IBA, made the Announcements that the final publication or representativeness date for (1) 1-week and 2-month London interbank offered rate tenor settings will be December 31, 2021 and (2) overnight, 1-month, 3-month, 6-month and 12-month London interbank offered rate tenor settings will be June 30, 2023. No successor administrator for the IBA was identified in such Announcements. The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate pursuant to the terms of this Agreement and that any obligation of Agent to notify any parties of such Benchmark Transition Event pursuant to Section 3.6(d)(iii) shall be deemed satisfied.

4. CONDITIONS PRECEDENT.

4.1 Conditions to Initial Loans/Letters of Credit.

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any officer or director thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of any Borrower, or any of their respective Subsidiaries or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lenders to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the books and records or properties of any Borrower or their respective Subsidiaries.

14.15 ~~Reserved~~Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time Agent makes a payment hereunder in error to any Lender, whether or not in respect of an Obligation due and owing by the Borrowers at such time, where such payment is a Rescindable Amount, then in any such event, each Lender receiving a Rescindable Amount severally agrees to repay to Agent forthwith on demand the Rescindable Amount received by such Lender in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation. Each Lender irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. Agent shall inform each Lender promptly upon determining that any payment made to such Secured Party comprised, in whole or in part, a Rescindable Amount.

15.GENERAL PROVISIONS.

15.1Notices.

(a) Notice by Approved Electronic Communications. Agent and each of its Affiliates is authorized to transmit, post or otherwise make or communicate, in its sole discretion (but shall not be required to do so), by Approved Electronic Communications in connection with this Agreement or any other Loan Document and the transactions contemplated therein. Agent is hereby authorized to establish procedures to provide access to and to make available or deliver, or to accept, notices, documents and similar items by posting to ABLSoft. All uses of ABLSoft and other Approved Electronic Communications shall be governed by and subject to, in addition to the terms of this Agreement, the separate terms, conditions and privacy policy posted or referenced in such system (or such terms, conditions and privacy policy as may be updated from time to time, including on such system) and any related contractual obligations executed by Agent and Loan Parties in connection with the use of such system. Each of the Loan Parties, the Lenders and Agent hereby acknowledges and agrees that the use of ABLSoft and other Approved Electronic Communications is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing Agent and each of its Affiliates to transmit Approved Electronic Communications. ABLSoft and all Approved Electronic Communications shall be provided "as is" and "as available". None of Agent or any of its Affiliates or related persons warrants the accuracy, adequacy or completeness of ABLSoft or any other electronic platform or electronic transmission and disclaims all liability for errors or omissions therein. No warranty of any kind is made by Agent or any of its Affiliates or related persons in connection with ABLSoft or any other electronic platform or electronic transmission, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects. Each Borrower and each other Loan Party executing this Agreement agrees that Agent has no responsibility for maintaining or providing any equipment, software, services or any testing required in connection with

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ABLSoft, any Approved Electronic Communication or otherwise required for ABLSoft or any Approved Electronic Communication. Prior to the Closing Date, Borrower Representative shall deliver to Agent a complete and executed Client User Form regarding Borrowers’ use of ABLSoft in the form of Exhibit C annexed hereto. No Approved Electronic Communications shall be denied legal effect merely because it is made electronically. Approved Electronic Communications that are not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such Approved Electronic Communication, an E-Signature, upon which Agent and the Loan Parties may rely and assume the authenticity thereof. Each Approved Electronic Communication containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original. Each E-Signature shall be deemed sufficient to satisfy any requirement for a "signature" and each Approved Electronic Communication shall be deemed sufficient to satisfy any requirement for a "writing", in each case including pursuant to this Agreement, any other Loan Document, the UCC, the Federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act any similar Canadian laws governing the electronic execution and delivery of agreement, documents and instruments and any substantive or procedural law governing such subject matter. Each party or beneficiary hereto agrees not to contest the validity or enforceability of an Approved Electronic Communication or E-Signature under the provisions of any applicable law requiring certain documents to be in writing or signed; provided, that nothing herein shall limit such party's or beneficiary's right to contest whether an Approved Electronic Communication or E-Signature has been altered after transmission.

(b)All Other Notices. All notices, requests, demands and other communications under or in respect of this Agreement or any transactions hereunder, other than those approved for or required to be delivered by Approved Electronic Communications (including via ABLSoft or otherwise pursuant to Section 15.1(a)), shall be in writing and shall be personally delivered or mailed (by prepaid registered or certified mail, return receipt requested), sent by prepaid recognized overnight courier service, or by email to the applicable party at its address or email address indicated below,

If to Agent:

~~ENCINA~~ECLIPSE BUSINESS ~~CREDIT,~~CAPITAL LLC,
as Agent
123 N Wacker Suite 2400
Chicago, IL 60606
Attention: John Whetstone
Email: ~~jwhetstone@encinabc.com~~

jwhetstone@eclipsebuscap.com

with a copy to:

Choate, Hall & Stewart LLP
Two International Place
Boston, MA 02110
Attn: Jennifer Conway Fenn
Telephone: (617) 248-4845
Facsimile: (617) 502-4845
Email: ~~jfenn@choate.com~~jfenn@choate.com

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If to Borrower Representative, any Borrower or any other Loan Party:

Horizon Global Americas Inc.
47912 Halyard Drive, Suite 100
Plymouth, MI 48170
Attention: Jay Goldbaum
Email: ~~jgoldbaum@horizonglobal.com~~jgoldbaum@horizonglobal.com with a copy to:

Jones Day
100 High Street
Boston, MA 02110
Attention: Rachel Rawson
Telephone: (617) 449-6904
Email: ~~rlrawson@jonesday.com~~

rlrawson@jonesday.com

and

Jones Day
901 Lakeside Ave
Cleveland, OH 44114
Attention: Rachel Rawson
Telephone: (216) 586-7276
Email: ~~rlrawson@jonesday.com~~rlrawson@jonesday.com

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party delivered as aforesaid. All such notices, requests, demands and other communications shall be deemed given (i) when personally delivered, (ii) three Business Days after being deposited in the mails with postage prepaid (by registered or certified mail, return receipt requested), (iii) one Business Day after being delivered to the overnight courier service, if prepaid and sent overnight delivery, addressed as aforesaid and with all charges prepaid or billed to the account of the sender or
(iv) when sent by email transmission to an email address designated by such addressee and the sender receives a confirmation of transmission.

15.2Severability. If any provision of this Agreement or any other Loan Document is held invalid or unenforceable, either in its entirety or by virtue of its scope or application to given circumstances, such provision shall thereupon be deemed modified only to the extent necessary to render same valid, or not applicable to given circumstances, or excised from this Agreement or such other Loan Document, as the situation may require, and this Agreement and the other Loan Documents shall be construed and enforced as if such provision had been included herein as so modified in scope or application, or had not been included herein or therein, as the case may be.
15.3Integration. This Agreement and the other Loan Documents represent the final, entire and complete agreement between each Loan Party that is a party hereto and thereto and Agent and supersede all prior and contemporaneous negotiations, oral representations and agreements, all of which are merged and integrated into this Agreement. THERE ARE NO ORAL UNDERSTANDINGS, REPRESENTATIONS OR AGREEMENTS BETWEEN THE PARTIES THAT ARE NOT SET FORTH IN THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

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15.4Waivers. The failure of Agent and the Lenders at any time or times to require any Loan Party to strictly comply with any of the provisions of this Agreement or any other Loan Documents shall not waive or diminish any right of Agent later to demand and receive strict compliance therewith. Any waiver of any default shall not waive or affect any other default, whether prior or subsequent, and whether or not similar. None of the provisions of this Agreement or any other Loan Document shall be deemed to have been waived by any act or knowledge of Agent or its agents or employees, but only by a specific written waiver signed by an authorized officer of Agent and any necessary Lenders and delivered to Borrowers. Once an Event of Default shall have occurred, it shall be deemed to continue to exist and not be cured or waived unless specifically waived in writing by an authorized officer of Agent and Required Lenders and delivered to Borrowers. Each Loan Party waives demand, protest, notice of protest and notice of default or dishonor, notice of payment and nonpayment, release, compromise, settlement, extension or renewal of any commercial paper, Instrument, Account, General Intangible, Document, Chattel Paper, Investment Property or guaranty at any time held by Agent on which such Loan Party is or may in any way be liable, and notice of any action taken by Agent, unless expressly required by this Agreement, and notice of acceptance hereof.
15.5Amendments.

(a) No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by the Required Lenders, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that, except to the extent set forth in Section 14.9 hereof, no amendment, modification, waiver or consent shall (i) extend or increase the Commitment of any Lender without the written consent of such Lender, (ii) extend the date scheduled for payment of any principal (excluding mandatory prepayments) of or interest on the Loans or any fees payable hereunder without the written consent of each Lender directly affected thereby, (iii) reduce the principal amount of any Loan, the rate of interest thereon or any fees payable hereunder, without the consent of each Lender directly affected thereby; (iv) amend or modify the definitions of Borrowing Base, Eligible Accounts or Eligible Inventory, or any components thereof (including, without limitation, any Advance Rates), without the written consent of each Lender; or (v) release any guarantor from its obligations under any Guaranty, other than as part of or in connection with any disposition permitted hereunder, or release or subordinate its liens on all or any substantial part of the Collateral granted under any of the other Loan Documents (except as permitted by Section 14.10), change the definition of Required Lenders, any provision of Section 6.2, any provision of this Section 15.4, the provisions of Section 14.9 or reduce the aggregate Pro Rata Share required to effect an amendment, modification, waiver or consent, without, in each case set forth in this clause (v), the written consent of all Lenders. No provision of Section 14 or other provision of this Agreement affecting Agent in its capacity as such shall be amended, modified or waived without the consent of Agent. Any amendment contemplated by Section 3.6(e) of this agreement in connection with a Benchmark Transition Event or an Early Opt-in Election shall be effective as contemplated by such Section 3.6(e) hereof.
(b)If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all Lenders, the consent of the Required Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained being referred to as a "Non-Consenting Lender"), then, so long as Agent is not a Non-Consenting Lender, Agent and/or a Person or Persons reasonably acceptable to Agent shall have the right to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon Agent's request, sell and assign to Agent and/or such Person or Persons, all of the Loans and Commitments of such Non-Consenting Lenders for an amount equal to the principal balance of all such Loans and Commitments held by such Non-Consenting Lenders and all accrued interest, fees, expenses

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~~10176250v4~~10447624v5

IN WITNESS WHEREOF, each Borrower, each other Loan Party party hereto, Agent and each Lender have signed this Agreement as of the date first set forth above.

Agent:

~~ENCINA~~ ECLIPSE BUSINESS
~~CREDIT~~ CAPITAL, LLC

By:

Name:    __________________________________

Its:    Authorized Signatory

Lenders:

~~ENCINA~~ ECLIPSE BUSINESS
~~CREDIT~~ CAPITAL SPV, LLC

By:

Name:    ___________________________________

Its:    Authorized Signatory

Signature Page to Loan and Security Agreement
~~10176250v4~~10447624v5

Annex I
Description of Certain Terms

1. Loan Limits for Revolving Loans and Letters of Credit
(a) Maximum Revolving Facility Amount	$~~85,000,000~~95,000,000 (as increased from time to time in accordance with Section 2.1(c))
(b) Advance Rates
(i) Accounts Advance Rate
a. Eligible Receivables of Investment Grade Account Debtors
~~Ninety~~(x) on and after the Fifth Amendment Effective Date through December 31, 2021, ninety-two and one half percent (92.5%) and (y) after December 31, 2021, ninety percent (90%); provided, that if Dilution exceeds five percent (5%), Agent may, at its option, (A) reduce such advance rate by the number of full or partial percentage points comprising such excess or
(B) establish a Reserve on account of such excess (the "Dilution Reserve").

b. Eligible Receivables of Non-Investment Grade Account Debtors
~~Eighty~~(x) on and after the Fifth Amendment Effective Date through December 31, 2021, ninety percent (90%) and (y) after December 31, 2021, eighty-five percent (85%); provided, that if Dilution exceeds five percent (5%), Agent may, at its option, (A) reduce such advance rate by the number of full or partial percentage points comprising such excess or (B) establish a Dilution Reserve on account of such excess.

(ii) Inventory Advance Rate(s)
Lower of cost or net realizable value:	Seventy percent (70% )
NOLV:	~~Eighty~~(x) on and after the Fifth Amendment Effective Date through December 31 2021, ninety-two and one half percent (92.5%) and (y) after December 31, 2021, eighty-five percent (85%)
(c) Letter of Credit Limit:	$3,500,000
(d) Inventory Sublimit(s)
i. Overall	$47,500,000
ii. Mexican Inventory Sublimit	(x) on and after the Fifth Amendment Effective Date through December 31, 2021, $6,500,000 and (y) after December 31, 2021, $5,000,000
iii. In-Transit Sublimit	(x) on and after the Fifth Amendment Effective Date through December 31, 2021, $8,500,000 and (y) after December 31, 2021, $7,500,000
(e) Reserved
(f) Reserved
2. Availability Block	$5,000,000
Annex I - 1
~~10176250v4~~10447624v5

3. Interest Rates
(a) Applicable Margins	Four percent (4.00%) per annum in excess of the LIBOR Rate Three percent (3.00%) per annum in excess of the Base Rate
4. Maximum Days Eligible Accounts
(a) Maximum days after original invoice date for Eligible Accounts other than for Specified Account Debtors	One hundred twenty (120) days
(b) Maximum days after original invoice date for Eligible Accounts of only the Specified Account Debtors	Three hundred sixty-five (365) days

(c) Maximum days after original invoice due date for Eligible Accounts	Sixty (60) days
5. Agent's Bank
Wells Fargo Bank, National Association and its affiliates
Bank: Wells Fargo Bank
ABA (Routing) # 121-000-24
Account Name: Eclipse Business Capital SPV, LLC (f/k/a Encina Business Credit SPV, LLC)
Account #: 4943951905
Reference: Horizon
(which bank may be changed from time to time by notice from Agent to Borrower Representative)

6. Scheduled Maturity Date	March 13, 2023

Annex I-2
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Annex III

Revolving Loan Commitments1

~~Encina~~Eclipse Business ~~Credit~~Capital SPV, LLC	~~$85,000,000~~$95,000,000
Total	~~$75,000,000~~$95,000,000

1 As increased from time to time in accordance with Section 2.1(c).

Annex III-1
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Exhibit A

[FORM OF] NOTICE OF BORROWING

[letterhead of Borrower Representative]

~~ENCINA~~ECLIPSE BUSINESS ~~CREDIT,~~CAPITAL LLC,
as Agent
123 N Wacker Suite 2400
Chicago, IL 60606
Attention: John Whetstone

Ladies and Gentlemen:

Please refer to the Loan and Security Agreement dated as of March 13, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") among the undersigned, as Borrower Representative, the Borrowers (as defined therein) the Loan Party (as defined therein) party thereto, the Lenders party thereto and ~~ENCINA~~ECLIPSE BUSINESS ~~CREDIT,~~CAPITAL LLC, (f/k/a Encina Business Credit, LLC) as Agent for the Lenders. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement. This notice is given pursuant to Section 2.3 of the Loan Agreement and constitutes a representation by Borrower Representative, for itself and on behalf of each Borrower, that the conditions specified in Section 4 of the Loan Agreement have been satisfied. Without limiting the foregoing, (i) each of the representations and warranties set forth in the Loan Agreement and in the other Loan Documents is true and correct in all respects as of the date hereof (or to the extent any representations or warranties are expressly made solely as of an earlier date, such representations and warranties shall be true and correct as of such earlier date), both before and after giving effect to the Loans requested hereby, and (ii) no Default or Event of Default is in existence, both before and after giving effect to the Loans requested hereby.

Borrower Representative hereby requests a borrowing, on behalf of each Borrower, under the Loan Agreement as follows:

The aggregate amount of the proposed borrowing is $[______________]. The requested borrowing date for the proposed borrowing (which is a Business Day) is [______________], [____].

Borrower Representative has caused this Notice of Borrowing to be executed and delivered by its officer thereunto duly authorized on [_____________].

HORIZON GLOBAL AMERICAS INC., as Borrower Representative By:_______________________________________
Title:

Ex.A-1
~~10176250v4~~10447624v5

Exhibit C

CLIENT USER FORM

~~ENCINA~~ECLIPSE BUSINESS ~~CREDIT,~~CAPITAL LLC
ABLSoft – Client User Form

Borrowers Names: Horizon Global Americas Inc.
Cequent Towing Products of Canada, Ltd.

Borrower Number: HORIZON101

Loan and Security Agreement Date: March 13, 2020

I, being an authorized signer of the above borrower, as Borrower Representative (the "Borrower"), refer to the above Loan and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") between the Borrowers named above, the other Loan Parties party thereto, the Lenders party thereto and ~~ENCINA~~ ECLIPSE BUSINESS ~~CREDIT,~~CAPITAL LLC (f/k/a Encina Business Credit, LLC), as Agent. This is the Client User Form, used to determined client access to ABLSoft. Terms defined in the Loan Agreement have the same meaning when used in this Client User Form.
Being duly authorized by Borrower Representative, on behalf of Borrowers, I confirm that the following individuals have been authorized by Borrower to have access to ABLSoft:

First Name	Last Name	Email Address	Phone Number

HORIZON GLOBAL AMERICAS INC., as Borrower Representative

By_________________________
Name:______________________

Ex. C-1
~~10176250v4~~10447624v5

Exhibit D

AUTHORIZED ACCOUNTS FORM

~~ENCINA~~ECLIPSE BUSINESS ~~CREDIT,~~CAPITAL LLC
Authorized Accounts Form

Borrowers Names: Horizon Global Americas Inc.
Cequent Towing Products of Canada, Ltd.

Borrower Number: HORIZON101

Loan and Security Agreement Date: March 13, 2020

I, being an authorized signer of HORIZON GLOBAL AMERICAS INC., Delaware corporation, as Borrower Representative, refer to the above Loan and Security Agreement (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") between the Borrower named above, the Lenders party thereto and ~~ENCINA~~ECLIPSE BUSINESS ~~CREDIT,~~CAPITAL LLC (f/k/a Encina Business Credit, LLC), as agent ("Agent"). This is the Authorized Accounts Form, referring to authorized operating bank accounts of Borrower. Terms defined in the Loan Agreement have the same meaning when used in this Authorized Accounts Form.

Being duly authorized by Borrower Representative, I confirm that the following operating bank accounts of Borrowers are the accounts into which the proceeds of any Loan may be paid:

Bank	Routing Number	Account number	Account name

HORIZON GLOBAL AMERICAS INC., as Borrower Representative

By:_____________________________
Authorized Signer
Name: ______________________
Title:________________________

Ex. D-1
~~10176250v4~~10447624v5

Exhibit E

[FORM OF] ACCOUNT DEBTOR NOTIFICATION

[Date]

VIA CERTIFIED MAIL, RETURN RECEIPT REQUESTED

[Account Debtor]
[Address]

Re: Loan Transaction with ~~ENCINA~~ECLIPSE BUSINESS ~~CREDIT,~~CAPITAL LLC

Ladies and Gentlemen:

Please be advised that we have entered into certain financing arrangements (along with any other financing agreements that we may enter into with Agent in the future, the "Financing Arrangements") with ~~ENCINA~~ECLIPSE BUSINESS ~~CREDIT,~~CAPITAL LLC (f/k/a Encina Business Credit, LLC) ("Agent"), as Agent for certain Lenders, pursuant to which we have granted to Agent a security interest in, among other things, any and all Accounts and Chattel Paper (as those terms are defined in the Uniform Commercial Code) owing by you to us, whether now existing or hereafter arising.

You are authorized and directed to respond to any inquiries that Agent may direct to you from time to time pertaining to the validity, amount and other matters relating to such Accounts and Chattel Paper. In the event that Agent requests that payment for any Accounts and/or Chattel Paper be made directly to Agent, you are hereby authorized and directed to comply with such instructions, without further authorization or instruction from us.

This authorization and directive shall be continuing and irrevocable until Agent advises you, in writing, that this authorization is no longer in force.

Very truly yours, [BORROWER] By: _____________________________
Name: ________________________
Its:

cc: ~~ENCINA~~ECLIPSE BUSINESS ~~CREDIT,~~CAPITAL LLC
as Agent
123 N Wacker Suite 2400
Chicago, IL 60606
Attention: John Whetstone

Ex. E-1
~~10176250v4~~10447624v5

Exhibit F

[FORM OF] COMPLIANCE CERTIFICATE

[letterhead of Parent]

To: ~~ENCINA~~ECLIPSE BUSINESS ~~CREDIT,~~CAPITAL LLC,
as Agent
123 N Wacker Suite 2400
Chicago, IL 60606
Attention: John Whetstone

Re: Compliance Certificate dated _______________

Ladies and Gentlemen:

Reference is made to that certain Loan and Security Agreement dated as of March 13, 2020 (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement") by and among ~~ENCINA~~ECLIPSE BUSINESS ~~CREDIT,~~CAPITAL LLC (f/k/a Encina Business Credit, LLC) ("Agent"), the Lenders party thereto, Horizon Global Americas Inc., a Delaware corporation (“Horizon Americas”), Cequent Towing Products of Canada, Ltd., a company formed under the laws of the Province of Ontario ("Cequent Canada"; together with Horizon Americas, each a "Borrower" and collectively, the “Borrowers”) and each of the other Loan Parties (as defined therein) party thereto. Capitalized terms used in this Compliance Certificate have the meanings set forth in the Loan Agreement unless specifically defined herein.

Pursuant to Section 7.15 of the Loan Agreement, the undersigned Authorized Officer of Parent hereby certifies on behalf of each Borrower (solely in his capacity as an officer of Parent and not in his individual capacity) that:

1. The financial statements of Borrowers for the -month period ending _____________ attached hereto have been prepared in accordance with GAAP and fairly present the financial condition of Borrowers for the periods and as of the dates specified therein (it being understood that the obligation to furnish the foregoing to the Agent shall be deemed to be satisfied in respect of any fiscal quarter of the Parent by the filing of the Parent’s [annual][quarterly] report on Form [10-K][10-Q] for such [fiscal year][fiscal quarter] with the Securities and Exchange Commission to the extent permitted by the Loan Agreement).

2. As of the date hereof, there does not exist any Default or Event of Default.

3. Borrowers are in compliance with the applicable financial covenant contained in Section 9.2 of the Loan Agreement for the periods covered by this Compliance Certificate. Attached hereto are statements of all relevant facts and computations in reasonable detail sufficient to evidence Borrowers’ compliance with such financial covenant, which computations were made in accordance with GAAP.

4. [Except as attached hereto, the Loan Parties have not acquired, or otherwise registered, any registered Intellectual Property since the last quarter.]2

2 To be included in all quarter-end certificates.
Ex. F-1
~~10176250v4~~10447624v5

Exhibit G

[FORM OF] ASSIGNMENT AND ASSUMPTION

Dated [___________ ___, 20_]

Reference is made to the Loan and Security Agreement dated as of March 13, 2020 among Horizon Global Americas Inc., a Delaware corporation (“Horizon Americas”), Cequent Towing Products of Canada, Ltd., a company formed under the laws of the Province of Ontario ("Cequent Canada"; together with Horizon Americas, each a "Borrower" and collectively the “Borrowers” ) , the other Loan Parties party thereto, the lenders party thereto as "Lenders" and ~~ENCINA~~ECLIPSE BUSINESS ~~CREDIT,~~CAPITAL LLC (f/k/a Encina Business Credit, LLC), as agent ("Agent") for the Lenders (as amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"). Terms defined in the Loan Agreement are used herein as therein defined.

[____________], solely in its capacity as a Lender under the Loan Agreement (the "Assignor"), and [__________] (the "Assignee") agree as follows:

1. The Assignor hereby sells and assigns to the Assignee, without recourse, representation or warranty (except as expressly set forth elsewhere herein), and the Assignee hereby purchases and assumes from the Assignor, on the Effective Date (as defined below), an interest as set forth in Exhibit A attached hereto (the "Assigned Interest") in and to (i) all of the Assignor's right, title and interest with respect to the Loans set forth in Exhibit A, (ii) all of the Assignor's right, title and interest with respect to the [Revolving Loan Commitment] of Assignor as set forth in Exhibit A and (iii) to the extent related thereto, all of the Assignor's rights and obligations, solely as a Lender, under the Loan Agreement and any other Loan Document (including, without limitation, (A) the outstanding principal amount of the Loans made by the Assignor and assigned to Assignee hereunder, and (B) the Assignor's pro rata share of the obligations owing by each Loan Party under the Loan Agreement and the Loan Documents). The Assigned Interest (expressed as a percentage) in the Loans and the [Revolving Loan Commitment] is set forth in Exhibit A.

2. The Assignor (i) represents and warrants as of the date hereof that [its Revolving Loan Commitment, or if its Revolving Loan Commitment shall have been terminated, the outstanding principal amount of its Revolving Loans], is set forth in Exhibit A (without giving effect to assignments thereof which have not yet become effective); (ii) represents and warrants that it is the legal and beneficial owner of the interest it is assigning hereunder; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made by or in connection with the Loan Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other Loan Document, or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under the Loan Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto.

3. The Assignee represents and warrants that it has become a party hereto solely in reliance upon its own independent investigation of the financial and other circumstances surrounding the Loan Parties, the Collateral, the Loans, the Revolving Loan Commitments and all aspects of the transactions evidenced by or referred to in the Loan Documents, or has otherwise satisfied itself thereto, and that it is not relying upon any representation, warranty or statement (except any such representation, warranty or statement expressly set forth in this Assignment and Assumption) of the Assignor in connection with the assignment made under this Assignment and Assumption. The Assignee further acknowledges that the

Ex. G-1

~~10176250v4~~10447624v5

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute this Assignment and Assumption as of the Effective Date.

[ASSIGNOR] By_______________________________________
Name ____________________________________
Title

NOTICE ADDRESS AND PAYMENT INSTRUCTIONS FOR ASSIGNOR

Telephone No. (___) ___-____
Telecopy No. (___)___-____

[ASSIGNEE] By_______________________________________
Name ____________________________________
Title

NOTICE ADDRESS AND PAYMENT INSTRUCTIONS FOR ASSIGNEE

Telephone No. (___)___-____
Telecopy No. (___)___-____

Ex. G-4
~~10176250v4~~10447624v5

ACCEPTED this day
of , 20

~~ENCINA~~ECLIPSE BUSINESS
~~CREDIT,~~CAPITAL LLC,
as Agent

By______________________
Name____________________
Title_____________________

Ex. G-5

~~10176250v4~~10447624v5

EXHIBIT A

Borrowers: Horizon Global Americas Inc.
Cequent Towing Products of Canada, Ltd.

Description of Loan Agreement: Loan and Security Agreement, dated as of March 13, 2020 among Borrowers, the other Loan Parties party thereto, the lenders party thereto as "Lenders" and ~~Encina~~Eclipse Business Capital LLC (f/k/a Encina Business Credit, LLC as agent ("Agent") for the Lenders (as amended, restated, supplemented or otherwise modified from time to time).

Assigned Interests:

Assignor's Interest Prior to Assignment	Assigned Interests	Assignor's Remaining Interest After Assignment	Assignee's Pro Rata Shares
Revolving Loans and Revolving Loan Commitments

Ex. H-1
~~10176250v4~~10447624v5

Annex II

Updated Form of Borrowing Base Certificate

See attached.
~~10176250v4~~10447624v5